Exhibit 99.1

ASSET PURCHASE AGREEMENT

CHINA TEL GROUP, INC.

as the Purchaser of

Certain Assets of

TRUSSNET CAPITAL PARTNERS (HK) LTD

Dated:  as of March 9, 2009

ASSET PURCHASE AGREEMENT

THIS  ASSET PURCHASE AGREEMENT (the “Agreement”), is entered into and effective as of March 9, 2009 (the “Effective Date”), by and among  China Tel Group, Inc, a corporation organized in the state of Nevada (the “Purchaser”); and Trussnet Capital Partners (HK) Ltd, registered under the laws of Hong Kong (the “Seller”).  The Purchaser and the Seller are sometimes referred to collectively herein as the “Parties”, and each individually as a “Party”.

RECITALS

This Agreement is being entered into by the Purchaser based, in part, upon the truth and accuracy of the following factual Recitals, each of which shall be deemed to be additional representations and warranties by the Seller:

A.           CECT-Chinacomm Communications Co., Ltd., a company incorporated under the laws of the People’s Republic of China (“Chinacomm”), is and on the Closing Date (as hereinafter defined) shall be the holder of a basic spectrum license  issued by the Ministry of Information Industry of China (“MII”) authorizing ChinaComm to provide and deploy fixed 3.5 GHz of wireless broadband (”Broadband”) operations in 29 cities in the People’s Republic of China (the “Wireless Installations”).

B.           Pursuant to the terms of certain agreements with Chinacomm, Yunji Communications Technology (China) Co. Ltd. a wholly owned foreign investment enterprise (“Yunji”) will be entitled to receive 100% of the revenues realized by Chinacomm from the operation of the Wireless Installations.

C.           Chinacomm Limited, a Cayman Islands corporation (“Chinacomm Limited”), through its wholly owned subsidiary Smart Channel Development Limited, a Hong Kong limited liability company (“Chinacomm HK”), owns 100% of the equity interests of Yunji;

D.           Pursuant to the terms of that certain Subscription and Shareholders’ Agreement, dated February 15, 2009 (the “Subscription Agreement”), among: (i) the Seller, (ii)  Chinacomm Limited, (iii) Chinacomm, (iv) Qui Ping (“Qui”) and Yuan Yi (“Yuan”), (v) Newtop Holdings Limited (“Newtop”), (vi) Thrive Century International Limited, a British Virgin Islands corporation (“Thrive”), and (vii) CECT Chinacomm Shanghai Co. Ltd., a PRC corporation (“Chinacomm Shanghai”), Seller acquired 2,450,000,000 ordinary shares of Chinacomm Limited, constituting the legal and beneficial ownership of 49% of the equity of Chinacomm Limited on a Fully-Diluted Basis (the “Equity Interest”).  Attached as Exhibit A is share certificate No. 3 of Chinacomm Limited representing the Equity Interest.

E.           Purchaser desires, in accordance with the terms of this Agreement, to acquire the Equity Interest from the Seller for  $191,000,000, pursuant to the terms of this Agreement.

F.           The Board of Directors of the Seller and the Purchaser have each deemed it advisable, and in the best interests of the Seller and the Purchaser respectively, to consummate the Asset Purchase, in accordance with the terms of this Agreement, in order to advance the long-term strategic business interests of the Seller and the Purchaser.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements, covenants, representations and warranties hereinafter contained, the Parties, intending to be legally bound, hereby agree as follows:

SECTION 1.  Definitions

In this Agreement:

1.1           “Actual Knowledge,” when used in reference to the Purchaser or the Seller, means the actual knowledge as of the date of this Agreement of the person attributed to have such Actual Knowledge.

1.2           “Applicable Contract” means any  Contract (a) under which the Business has or may acquire any rights, (b) under which the Business has or may become subject to any obligation or liability, or (c) by which the Business or any of the assets owned or used by it is or may become bound.

1.3           “Basis” means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

1.4           “Breach” means a breach of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant hereto, and will be deemed to have occurred if there is or has been (a) any inaccuracy in, or breach of, or any failure to perform, or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person (as hereinafter defined)) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term “Breach” means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

1.5           “Purchaser” has the meaning set forth in the preamble hereto.

1.6           “Closing” has the meaning set forth in Section 3.1 hereof.

1.7           “Closing Date” has the meaning set forth in Section 3.1 hereof.

1.8           “Confidential Information” means any and all commercial, financial, technical and other valuable information of or relating to the Business, which is non-public, and confidential or proprietary in nature (and includes, but is not limited to, all such information which is provided to a Receiving Party or an agent thereof, or which is obtained by a Receiving party or any agent thereof through an inspection of any of the Premises or of any facility utilizing Confidential Information for the benefit of the Business, or which is obtained through conversations with any officer, director, shareholder, employee, agent, representative, consultant, vendor or creditor of the Business or any subsidiary or parent thereof, whether printed, written, oral or photographic, including photocopies and other reproductions thereof, together with all extracts, summaries, analyses, memoranda, reports and other documents prepared by a Receiving Party or an agent thereof, which contain or otherwise reflect such information, and all photocopies and other reproductions thereof).

1.9           “Disclosing Party” means any party hereto disclosing Confidential Information.

1.10           “Disclosure Schedules” means, collectively, all of the schedules referenced herein.

1.11           “Encumbrance” means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

1.12           “Environmental, Health and Safety Laws” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials of wasted into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

1.13           “Escrow Agent” has the meaning set forth in Section 3.2 hereof.

1.14           “Financial Statements” shall mean the financial statements delivered by the Business to the Purchaser for the previous two fiscal years and the most recent set of interim statements for the current year (if applicable).

1.15           “GAAP” means generally accepted United States accounting principles, applied on a basis consistent with the basis on which the balance sheets and the other financial statements referred to in this Agreement were prepared.

1.16           “Governmental Body” means any national, federal, state or local governmental, judicial or regulatory agency, authority or body within or outside the United States.

1.17           “Indemnified Person” shall mean the Person who is entitled to indemnification under the terms of this Agreement.

1.18           “Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium), in each case, wherever located.

1.19           “Knowledge,” when used in reference to the Seller or the Business, means the actual knowledge as of the date of this Agreement.

1.20           “Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational, judgment or other administrative order, decree, constitution, law, ordinance, principle of common law, rule, regulation, statute, or treaty.

1.21           “Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including, but not limited to, any liability for Taxes.

1.22           “Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability Business, joint venture, estate, Purchaser, association, organization, labor union, or other entity or governmental body.

1.23           “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

1.24           “Purchase Price” has the meaning set forth in Section 2.2 hereof.

1.25           “Securities Act” means the Securities Act of 1933, as amended, or any successor law, and any and all regulations and rules issued pursuant to such Act or any successor law.

1.26           “Shares” has the meaning set forth in the third recital to this Agreement.

1.27           “Tax” means any net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, excise, severance, stamp, occupation, premium, property or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by any taxing authority (whether domestic or foreign).

1.28           “Tax Return” means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of, or compliance with, any Legal Requirement relating to any Tax.

1.29           “Trademarks” has the meaning set forth in Section 5.17 hereof.

SECTION 2.  Purchase and Sale

2.1           Purchase and Sale.  Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell all of its right, title and interest in the Equity Interests to Purchaser.

2.2           Purchase Price.  In full consideration of the sale, conveyance, transfer and delivery by the Equity Interest to the Purchaser at the Closing, the Purchaser shall pay the Seller an aggregate amount of One Hundred Ninety One Million Dollars ($191,000,000).

2.3           Promissory Note for Purchase Price.  On the Closing Date, the Purchaser shall deliver to Seller, a Promissory Note in substantially the form of Exhibit “B” hereto (the “Purchase Promissory Note).  The Purchase Promissory Note shall be in the original principal amount of $191 million and shall contain, among other terms, the following: (a) it  shall contain an interest rate of eight percent (8%) per annum payable quarterly on the last day of May, August, November and February (b) it shall be non-recourse as against any assets other than the collateral pledged to Seller by Purchaser; (c) in the event the Purchaser or its affiliates conduct an equity raise, then all amounts raised shall be payable under the Purchase Promissory Note, provided, however, that in any event, all amounts shall be due and owing upon the one (1) year anniversary of the Closing Date;  (d) the Purchase Promissory Note shall be secured with the Equity Interest pursuant to the terms of a Pledge Agreement, the form of which is attached hereto as Exhibit “C”.

SECTION 3.  Closing

3.1.           Time and Place.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Horwitz Cron & Jasper PLC (the “Escrow Agent”) on March 9, 2009 (the “Closing Date”), or, if the conditions to the Closing have not been satisfied (or waived) by that date in accordance with this Agreement, at such other time and place as the parties may agree, but in no event shall the Closing take place later than thirty (30) days after execution of this Agreement, provided, however, that if all of the conditions to the Closing identified hereby are satisfied prior to the Closing Date, the Closing shall take place within five (5) business days of such conditions having been satisfied.

3.2.           Closing Procedures; Escrow.  The Closing shall be accomplished on the Closing Date, and in accordance with the procedures set forth in this Section 3.2.

3.2.1.     Two Business Days Prior to Closing Date.  On the date which is two (2) business days prior to the Closing Date, the Seller and the Purchaser shall have satisfied all Closing conditions and shall execute all documents and materials which each such party is contemplated to execute, and deliver such documents and materials to the Escrow Agent, which the Escrow Agent shall retain such documents and materials, until directed otherwise.  Each of the parties to this Agreement also shall provide written notice to all other parties to this Agreement that they are prepared to close the transactions contemplated by this Agreement on the Closing Date.

3.2.2.      One Business Day Prior to Closing Date.  On the date which is one (1) business day prior to the Closing Date, the Escrow Agent shall advise all parties in writing that it is in receipt of all documents necessary to close the contemplated transaction.

3.2.3.      Closing Date.  On the Closing Date, the Parties to this Agreement shall follow all other procedures contemplated by this Agreement without variation except as otherwise agreed upon in writing.

3.3.           Deliveries.  At the Closing:

3.3.1.      The Seller will direct the Escrow Agent to deliver to the Purchaser:

(a)           A share certificate of Chinacomm Limited representing the Equity Interest with a stock power executed in blank;

(b)           A certificate, dated as of the Closing Date, executed by each of the Seller and the Business, confirming that all representations and warranties are true as of the Closing Date in the form described in Section 8.1.1;

(c)           A copy of any required executed consents referenced in Section 8.1.7;  and

(g)           Such other documents and instruments as the Purchaser or its counsel may reasonably request to effectuate the Closing and any other transactions contemplated hereby.

3.3.2.     The Purchaser will instruct the Escrow Agent to deliver to the Business:

(a)           Executed Purchase Promissory Note in favor of the Seller and associated Pledge Agreement;

(b)           Certificate executed by Purchaser certifying that all of the representations and warranties of Purchaser as of the Closing Date are true, accurate and complete; and

(c)           Such other documents and instruments as the Seller or its counsel may reasonably request to effectuate the Closing and/or any other transactions contemplated hereby.

SECTION 4.  Representations and Warranties of the Sellers

The Seller hereby represent and warrant to the Purchaser as follows:

4.1     Title to Equity Interest.  Seller represent that Seller shall be at the Closing, the lawful record and beneficial owners of the Equity Interest, free and clear of any and all Encumbrances whatsoever (except restrictions on transfer imposed by the Securities Act and applicable state securities laws) and the Seller has good and marketable title thereto, and the delivery of the Equity Interest by the Seller to the Purchaser pursuant to this Agreement will convey to the Purchaser lawful, valid and indefeasible title thereto, free and clear of all Encumbrances whatsoever (except restrictions on transfer imposed by the Securities Act and applicable state securities laws).  The Equity Interest are not subject to any voting arrangement or other contract, agreement, arrangement, commitment or understanding, including, without limitation, any such contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Equity Interest, except those set forth in the Subscription Agreement.

4.2     Necessary Authority.  The Seller represents that: (a) Seller has full power and authority to execute and deliver this Agreement and the other agreements contemplated hereby, and to consummate the transactions contemplated hereby and thereby; (b) this Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally now or hereafter in effect, and subject to the availability of equitable remedies.

4.3      No Approvals or Conflicts.  Seller represents that: the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby, do not and will not:  (i) require the consent or approval of, or filing with, any Person or Governmental Body, (ii) violate any law, regulation, judgment or order binding upon the Seller, or (iii) to the best of Sellers’ Knowledge constitute or result in the breach of any provision of, or constitute a default under, any agreement, indenture or other instrument to which the Seller is a party or by which the Seller or its assets may be bound.

4.4      No Bankruptcy, Etc.  Seller represents that Sellers has not filed any petition or application, or any proceedings commenced, by or against, or with respect to, any assets of the Seller, under Title 11 of the United States Code or any other law, domestic or foreign, relating to bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt or creditors’ rights, and the Seller has not made any assignment for the benefit of creditors.

4.5.      Completeness of Statements.  No representation or warranty of the Seller herein, and no written statement or certificate furnished, or to be furnished, by or on behalf of the Seller to the Purchaser, or their agents pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain on the Closing any untrue statement of a material fact or omits or will omit to state a material fact necessary in light of the circumstances to make the statements contained herein or therein not misleading.

SECTION 5.  Intentionally Omitted

SECTION 6.   Representations and Warranties of the Purchaser

The Purchaser represents and warrants to the Seller that, as of the Closing Date:

6.1     Necessary Authority.  The Purchaser has full power and authority to execute and deliver this Agreement and the other agreements contemplated hereby, and to consummate the transactions contemplated hereby and thereby.  This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally now or hereafter in effect, and subject to the availability of equitable remedies.

6.2     No Approvals or Conflicts.  The execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby do not and will not:  (a) require the consent or approval of, or filing with, any person or public authority; (b) constitute or result in the breach of any provision of, or constitute a default under any agreement, indenture or other instrument to which the Purchaser is a party or by which its assets may be bound; or (c) violate any law, regulation, judgment or order binding upon the Purchaser.

6.3     Due Diligence.  Purchaser has conducted its own legal and financial due diligence investigation of the Equity Interest and the operations of Chinacomm, the Wireless Installations and the various agreements between Chiancomm and Yunji.  Purchaser represents that it is an Accredited Investor within the meaning of the Securities Act.

6.5.     Completeness of Statements.  No representation or warranty of the Purchaser herein and no written statement or certificate furnished or to be furnished by or on behalf of the Purchaser to the Seller or its agents pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain on the Closing any untrue statement of a material fact or omits or will omit to state a material fact necessary in light of the circumstances to make the statements contained herein or therein not misleading.

SECTION7.  Covenants

7.1           Pre-Closing Covenants. The Parties hereto agree as follows with respect to the period between the execution of this Agreement and the Closing.

7.1.1.      General. Each of the parties will use his or its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

7.1.2.     Notices and Consents.  Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to herein.

7.1.3.     Notice of Developments.  Each party will give prompt written notice to the others of any adverse development causing a breach of any of his or its own representations and warranties above.

7.1.4.     Exclusivity.  Until the termination of this Agreement, the Seller will not:  (a) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to the sale of the Equity Interest, or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing.

SECTION 8.  Closing Conditions

8.1           Closing Conditions for the Benefit of the Purchaser.  The Purchaser’s obligation to proceed to the Closing under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived in writing by the Purchaser:

8.1.1.      Representations and Warranties True; Certificate.  The representations and warranties of the Seller contained in this Agreement shall be true and correct as of the date hereof and as of the Closing, and the Purchaser shall have received a duly executed certificate from each of the Seller, dated as of the Closing Date, to the effect that the foregoing is correct.

8.1.2.     Seller’s Performance.  Each of the obligations of the Seller to be performed by it on or before the Closing pursuant to the terms hereof shall have been duly performed and complied with in all material respects by the Closing.

8.1.3.      Consents.  The Seller shall have obtained consents from all necessary third parties, as necessary.

8.1.4.      No Proceedings.  No Proceeding shall be pending in writing before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would prevent consummation of any of the transactions contemplated by this Agreement or cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

8.2      Closing Conditions for the Benefit of the Sellers.  The Sellers’ obligation to proceed to Closing under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived in writing by the Sellers:

8.2.1     Representations and Warranties True, Certificate.  The representations and warranties of the Purchaser contained in this Agreement shall be true and correct as of the date hereof and as of the Closing, and the Seller shall have received a duly executed certificate from the Purchaser, dated as of the Closing Date, to the effect that the foregoing is correct.

8.2.2     The Purchaser’s Performance.  Each of the obligations of the Purchaser to be performed by them on or before the Closing Date pursuant to the terms hereof shall have been duly performed and complied with in all material respects by the Closing.

SECTION 9.  Expenses

9.1           Each party shall pay their own expenses associated with the transactions contemplated hereby, including without limitation, all fees and expenses of agents, representatives, counsel, accountants and consultants.

SECTION 10.  Indemnification

10.1           Indemnification and Payment of Damages by the Seller.  Subject to the notice and other applicable provisions of this Agreement, the Seller will  indemnify and hold harmless the Purchaser and its  representatives, stockholders, controlling persons, and affiliates (collectively, the “Indemnified Persons”) for, and will promptly pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys’ fees) or diminution of value, whether or not involving a third-party claim (collectively, “Damages”), arising, directly or indirectly, out of, or in connection with any Breach by the Seller of any of the representations or warranties contained herein, any other certificate or document delivered by the Seller pursuant to this Agreement.

10.2           Indemnification and Payment of Damages the Purchaser.  Subject to the notice and other applicable provisions of this Agreement, the Purchaser will indemnify and hold harmless the Seller and its representatives, attorneys, accountants, consultants, agents, successors and assigns and will promptly pay to such parties the amount of any Damages arising, directly or indirectly, from or in connection with any Breach by the Purchaser of this Agreement of any of the representations or warranties or covenants of  Purchaser contained herein, or any other certificate or document delivered by the Purchaser pursuant hereto

10.3           Time Limitations.  All representations and warranties in this Agreement shall survive the Closing for a period of eighteen (18) months.  Notwithstanding the foregoing, the representations, warranties, covenants, and obligations under Sections 5.1 and 5.2 relating to title to assets and organization and authorization shall survive for a period of five (5) years.

10.4           Procedure for Indemnification - Third Party Claims.

(a)           Within ten days after receipt by a party asserting an indemnity claim of notice of the commencement of any Proceeding against it, such party will, if a claim is to be made against an Indemnifying Party under this Section, give notice to the Indemnifying Party of the commencement of such claim, but the failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defense of such action is prejudiced by the Indemnified Party’s failure to give such notice.

(b)           If any Proceeding is brought against an Indemnified Party and such party validly gives notice to the Indemnifying Party of the commencement of such Proceeding, the Indemnifying Party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the Indemnifying Party is also a party to such Proceeding and the Indemnified Party determines in good faith that joint representation would be inappropriate, or (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such Proceeding, the Indemnifying Party will not, as long as it diligently conducts such defense, be liable to the Indemnified Party under this Section for (A) any fees of other counsel, or (B) any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnified Party in connection with the defense of such Proceeding, other than reasonable costs of investigation.  If the Indemnifying Party assumes the defense of a Proceeding: (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to the provisions of this Section; (ii) no compromise or settlement of such claims may be effected by the Indemnifying Party without the Indemnified Party’s consent unless (A) there is no finding or admission of any violation of material Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party, and (iii) the Indemnified Party will have no liability with respect to any compromise or settlement of such claims effected without its consent.  If notice is given to an Indemnifying Party of the commencement of any Proceeding and the Indemnifying Party does not, within ten days after the Indemnified Party’s notice is given, give notice to the Indemnified Party of its election to assume the defense of such Proceeding, the Indemnifying Party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnified Party.

(c)           Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the Indemnifying Party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

(d)           The Seller the Business and the Purchaser hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against the Seller or any Indemnified Person, as the case may be, for purposes of any claim that an indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on the Seller with respect to such a claim anywhere in the world.

10.5           Procedure for Indemnification - Other Claims.  A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

10.6           Limits on Indemnification. No claim may be made against any party for indemnification hereunder unless and only to the extent the aggregate of all Damages incurred by the Person seeking indemnification exceed $50,000 and then only with respect to that portion of Damages which exceed the$50,000.  No party shall be required to indemnify any Person for Damages which, in the aggregate, exceed the amount of cash actually received by such party under the transaction contemplated by this Agreement.

SECTION 11.  Termination

11.1           Termination.  This Agreement may be terminated by the Purchaser or the Seller, if the party seeking to terminate is not in material default or breach of this Agreement, upon written notice to the other upon the occurrence of any of the following:

(a)           If, on or prior to the Closing Date, the other party defaults in any material respect in the observance or in the due and timely performance of any of its covenants or agreements herein contained and such default shall not be cured within fifteen (15) calendar days of the date of written notice of default served by the party claiming such material default;

(b)           If there shall be in effect any final judgment, final decree or final order that would prevent or make unlawful the Closing;

(c)           As provided in any Section of this Agreement which specifically provides for termination the hereof; or

(d)           By the mutual consent of the Purchaser and the Seller.

(e)           Notwithstanding anything to the contrary herein, this Agreement shall terminate in all respects if the Closing does not occur on or before the latest date set forth in Section 3.1 hereof, as such date may be changed pursuant to such Section.

SECTION 12.  General

12.1           Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto, and no party hereto shall be bound by any communications between them on the subject matter hereof unless such communications are in writing and bear a date contemporaneous with, or subsequent to, the date hereof.

12.2           Successors and Assigns.  This Agreement shall be binding upon the parties hereto, their heirs, personal representatives, successors and assigns.

12.3           Execution of Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

{ ~ BALANCE OF PAGE INTENTIONALLY LEFT BLANK ~ }

12.4           Notices.  All notices, requests, demands, claims, and other communications hereunder must be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given when sent if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the SELLER:                                TRUSSNET CAPITAL PARTNERS (HK) LTD
Attn: _________________________
______________________________
______________________________

With a copy to:                                     ______________________________
Attn:  __________________________
______________________________
______________________________

If to PURCHASER:                              CHINA TEL GROUP, INC.
Attn Mr. Kenneth L. Waggoner, Esq.
8105 Irvine Center Drive, Suite 800
Irvine, California, 92618
Facsimile:  949.585.0072

With a copy to:                                     HORWITZ CRON & JASPER
Attn:  Lawrence M. Cron, Esq.
Four Venture, Suite 390
Irvine, California 92618
Facsimile:  949. 453.  8774

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, facsimile, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.  Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

12.5           Governing Law; Jurisdiction; Service of Process.  This Agreement shall be governed by the internal laws of the State of California.  The parties hereby consent to process being served in any action by delivery via Federal Express or any other nationally recognized overnight courier.

12.6           Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto.  No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

12.7           Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

[balance of this page intentionally left blank - signature page follows]

IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the date first set forth above.

“SELLER” TRUSSNET CAPITAL PARTNERS (HK) LTD, a Hong Kong limited liability company
By: Name: ________________________ Title:

“PURCHASER”

CHINA TEL GROUP, INC., a Nevada corporation By: Name: ________________________ Title:

EXHIBIT A
CHINACOMM LIMITED SHARE CERTIFICATE NO. 3

ChinaComm Limited

<table>
<tr><td rowspan="2">NAME AND ADDRESS OF SHAREHOLDER</td><td>CERTIFICATE NUMBER</td><td colspan="2">DISTINCTIVE NUMBERS</td><td>PAR VALUE PER SHARE</td></tr>
<tr><td rowspan="2">3</td><td>FROM</td><td>TO</td><td rowspan="2">US$.0.00001</td></tr>
<tr><td rowspan="3">TRUSSNET CAPITAL PARTNERS(HK) LTD</td><td>3</td><td>3</td></tr>
<tr><td>DATE OF ISSUE</td><td colspan="2">NO. OF SHARES</td><td>CONSIDERATION PAID</td></tr>
<tr><td>February 23,2009</td><td colspan="2">2,450,000,000</td><td></td></tr>
</table>

SHARE CERTIFICATE

OF

ChinaComm Limited

INCORPORATED IN THE CAYMAN ISLANDS

Authorised Capital: US$50,000.00 divided into 5,000,000,000 shares of a nominal or par value of US$0.00001 each

THIS IS TO CERTIFY THAT THE UNDERMENTIONED PERSON IS THE REGISTERED HOLDER OF THE SHARES SPECIFIED HEREUNDER SUBJECT TO THE RULES AND LAWS GOVERNING THE ADMINISTRATION OF THE COMPANY

SHAREHOLDER	NO. OF SHARES	DISTINCTIVE NUMBERS		CERTIFICATE NUMBER	DATE OF ISSUE
		FROM	TO		
TRUSSNET CAPITAL PARTNERS(HK) LTD	2,450,000,000	3	3	3	February 23,2009

GIVEN UNDER THE COMMON SEAL OF THE COMPANY ON THE DATE STATED ABOVE AND IN THE PRESENCE OF

DIRECTOR

DIRECTOR/SECRETARY

NO TRANSFER OF ANY OF THE ABOVE SHARES CAN BE REGISTERED UNLESS ACCOMPANIED BY THIS CERTIFICATE

EXHIBIT B
FORM OF PROMISSORY NOTE

Exhibit B

PROMISSORY NOTE

$191,000,000	March 9, 2009

FOR VALUE RECEIVED, CHINA TEL GROUP, INC, a Nevada corporation (the "Maker"), having an office at 8105 Irvine Center Drive, Suite 800, Irvine, CA 92618, does hereby promise to TRUSSNET CAPITAL PARTNERS (HK) LTD, a Hong Kong limited liability company (the “Payee”) having an office at _____________________________________, or at such other place as Payee may designate in writing, in lawful money of the United States of America, the principal sum of One Hundred Ninety One Million Dollars ($191,000,000) under this promissory note (the “Note”) in accordance with the following terms:

1.           Interest. This Note shall bear interest at Eight Percent (8%) per annum.  Interest payments shall be payable quarterly on the 9th of June, September, January and March.

2.           Maturity Date. The entire outstanding principal amount of this Note shall be due and payable on March 9, 2010 (the "Maturity Date"), subject to mandatory prepayment of this Note as set forth herein.

3.           No Guarantees of Payment.  Nothing contained in this Note or any other agreement or instrument shall be deemed or construed to constitute a guaranty or undertaking by the Maker or any officer, director, shareholder, employee, agent or consultant of the Maker, or any other person, of any of the obligations of the Maker under this Note; it being understood and agreed by the Payee that, absent the receipt by the Maker of funds from the issuance and sale of its securities on or prior to the Maturity Date, the Maker will not have any funds or financial resources to pay all or any portion of its obligations under this Note on the Maturity Date or otherwise.

4.           No Personal Liability; Non-Recourse Obligation. The Payee hereby acknowledges and agrees that the sole source for payment of the outstanding principal amount of this Note shall be the proceeds from the issuance and sale of securities of the Maker or the foreclosure and transfer to the Payee of the “Pledged Securities” (as that term is defined in the Pledge Agreement). Accordingly, and notwithstanding anything to the contrary, express or implied, contained in this Note or in the Pledge Agreement:

(a)           absent only acts or omissions of the Maker constituting actual fraud against the Payee, neither the Maker, the Maker nor any officer, director, shareholder, employee, agent or consultant of the Maker, or any other person shall have any personal liability or obligation to the Payee pursuant to this Note; and

(b)           except for such Pledged Securities and the proceeds thereof which shall be subject to the Pledge Agreement referred to in Section 8 below, none of the assets or properties of the Maker, or any officer, director, shareholder, employee, agent or consultant of the Maker, or any other person (including without limitation any portion of the ordinary shares of the Maker owned by its existing shareholders or their transferees) shall be subject to any claims, attachments, liens, security interests or rights in favor of the Maker to secure payment of this Note.

5.           Payment on Maturity Date: Mandatory Prepayments.

(a)           The entire outstanding principal amount and accrued and unpaid interest under this Note shall be due and payable in full on the Maturity Date.

(b)           Notwithstanding the foregoing, if, at any time or from time to time prior to the Maturity Date the Maker shall issue and sell for cash consideration, any equity or debt securities of the Maker prior to the Maturity Date, then the Maker must remit to the Payee all of the net proceeds (after deduction and payment of all selling commissions and offering expenses) received by the Maker from any such sale, transfer or exercise in order to prepay, in whole or in part, all or an applicable portion of the then outstanding principal amount  of this Note.

6.           Delivery of Pledged Securities; Cancellation of Note.

(a)           On each occasion that the outstanding principal amount of this Note is prepaid in part and reduced or paid in full, in accordance with the provisions of Section 5(b) above, a corresponding amount of the Pledged Securities (13 shares of Chinacomm Cayman held under this Pledge Agreement for each $1.00 of principal reduction on the Note) shall be released from the Pledge Agreement by the “Collateral Agent” (as defined in the Pledge Agreement) and delivered  to the Maker, free and clear of all liens, claims and encumbrances created by such Pledge Agreement.

(b)           In the event and to the extent that this Note shall not have been paid in full by the Maturity Date (unless such Maturity Date shall be extended in writing by the Payee), the amount of the Pledged Securities then being held under the terms of the Pledge Agreement which are not then subject to release and delivery to the Purchaser pursuant to Section 6(a) above), shall be returned to the Payee for cancellation and, simultaneous with such return, this Note shall cancelled and shall be returned by the Collateral Agent to the Maker.

7.           Event of Default.  The occurrence and continuation of any of the following events shall constitute an Event of Default under this Note.

(a)           the failure of the Maker to pay the principal amount of this Note, within ten (10) Business Days of the date when such payment(s) shall be due, in accordance with Section 6 above and under the Pledge Agreement referred to below;

(b)           if the Maker defaults in the performance of any material term, condition or covenant contained in Pledge Agreement, and fails to fully cure such default within ten (10) Business Days after the occurrence of the Maker’s default ; or

(c)           if the Maker has breached in any material respect of any of its material representations or warranties contained in the Purchase Agreement or the Merger Agreement; or

(d)           if the Maker shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of the Maker or its assets or property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, assignment, arrangement or winding-up, or composition or readjustment of debts, or (v) have a petition filed against it in an involuntary case under the U.S. Bankruptcy Code.

If any Event of Default occurs and is continuing, then and in every such case the Payee may declare the principal of this Note to be due and payable immediately, by a notice in writing to the Maker, and upon any such declaration such amounts shall become due and payable immediately without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Maker.

8.           Limited.  As a material inducement to the Payee to loan the principal amount of this Note to the Maker on the date hereof, the Maker hereby pledges to the Payee, and its successors, endorsees, transferees or assigns, and grants the Payee a first priority lien and security interest in and to 2,450,000,000 ordinary shares of Chinacomm Limited owned of record and beneficially by the Maker (collectively, the “Pledged Securities”) in the amounts specified the pledge agreement between the Maker and the Payee in the form of Exhibit A annexed hereto and made a part hereof (the “Pledge Agreement”).

9.           Title and Ownership of the Pledged Securities.  All right, title and legal ownership to the Pledged Securities will remain with the Maker at all times until the date of delivery of the Pledged Securities by the Collateral Agent in accordance with Section 6 of this Note and the Pledge Agreement.

10.           Choice of Law: Venue and Jurisdiction. This Note shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the statutes, laws and decisions of the State of California. The exclusive venue and/or jurisdiction for any proceeding which may be brought in connection with this Note shall be any federal and state court located in Orange County, Los Angeles, California and each of the parties hereto irrevocably consents to such venue and/or jurisdiction.

11.           Miscellaneous Provisions.

(a)           This Note may not be amended or modified, and revision hereto shall not be effective, except by an instrument in writing executed by Maker and Payee.

(b)           Any and all notices, demands or requests required or permitted to be given under this Note shall be given in writing and sent, by registered or certified U.S. mail, return receipt requested, by hand, or by overnight courier, addressed to the parties hereto at their addresses set forth above or such other addresses as they may from time to-time designate by written notice, given in accordance with the terms of this Section. A party may change its address for notification purposes by giving the other parties notice in accordance with the terms of this Section 10(b) of the new address and the date upon which it shall become effective.

(c)           The Maker hereby waive presentment, protest and demand, notice of protest, dishonor and nonpayment of this Note, and expressly agrees that, without in any way affecting the liability of the Maker hereunder, the Payee may extend the time for payment of any amount due hereunder and release any party liable hereunder without in any other way affecting the liability and obligation of the Maker.

(d)           Headings at the beginning of each numbered Section of this Note are intended solely for convenience of reference and are not to be deemed or construed to be a part of this Note.

[balance of this page intentionally left blank - signature page follows]

IN WITNESS WHEREOF, Maker have executed this Note as of the date first set forth above.

CHINA TEL GROUP, INC

By: /s/ George Alvarez
George Alvarez, Chief Executive Officer

EXHIBIT C
PLEDGE AGREEMENT

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT ("Agreement"), dated as of March 9, 2009, is executed by and between TRUSSNET CAPITAL PARTNERS (HK) LTD, a Hong Kong limited liability company ("TCP"), having an office _____________________________________________________________; CHINA TEL GROUP, INC., a Nevada corporation (“CHTL”) having an office at 8105 Irvine Center Drive, Suite 800, Irvine, CA 92618; and _______________________________________, a ______________ formed under the laws of the State of California (the “Collateral Agent”) and having an office at _______________________________________. TCP, CHTL and their respective officers, directors, shareholders, authorized representatives and affiliates are hereinafter sometimes collectively referred to as the “Business Parties.”

W I T N E S S E T H:

WHEREAS, on the date hereof, CHTL has purchased from TCP 2,450,000,000 shares of common stock of Chinacomm Cayman, a Cayman Island corporation (the “Equity Interest”), pursuant to the terms of an asset purchase agreement, dated March 9, 2009 (the “Purchase Agreement”); and

WHEREAS, CHTL has paid for such Equity Interest by issuing and delivering to TCP CHTL’s promissory note in $191,000,000 principal amount, due March 9, 2010, and dated of even date herewith (the “Note”); and

WHEREAS, in order to secure the payment and performance of the obligations, liabilities and indebtedness of CHTL in favor of TCP under the Note, CHTL has agreed to pledge to TCP certain of the Equity Interest specified below, and has delivered such Equity Interest to the Collateral Agent for the benefit of TCP;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.            Pledge; Non-Recourse Obligation.

(a)           CHTL hereby pledges, as pledgor, to TCP, as pledgee, and grants to TCP a first priority lien on and security interest in all of CHTL's right, title and interest in and to the Equity Interest (the “Pledged Securities”), together with all proceeds from the sale of the Pledged Securities, all dividends paid in capital stock respect of the Pledged Securities and any property or securities delivered to the holder of the Pledged Securities in respect thereof in the event of a merger or takeover of Chinacomm Cayman by an unaffiliated third party (collectively, with the Pledged Securities, the "Pledged Collateral").

(b)           CHTL hereby agrees to execute and deliver to the Collateral Agent (i) the Pledged Securities, (ii) assignments separate from the Pledged Securities substantially in the form of Exhibit A hereto, undated and appropriately endorsed in blank, with respect to the Pledged Securities comprising the Pledged Collateral and (iii) if legally required, such financing statements as the Collateral Agent may reasonably request with respect to the Pledged Collateral (or, if execution by CHTL is not required pursuant to the applicable Uniform Commercial Code, CHTL hereby authorizes the Collateral Agent to file all financing statements deemed necessary by TCP to perfect the security interests granted hereunder), (iii) take such other steps as TCP may from time to time reasonably request to perfect TCP's security interest in the Pledged Collateral or any part thereof under applicable law, and (iv) after the occurrence and during the continuance of an Event of Default, to execute and deliver on behalf of CHTL such other documents of transfer as TCP or the Collateral Agent may from time to time reasonably require to enable TCP to transfer the Pledged Collateral into the name of TCP or the name of its nominee (all of the foregoing are hereinafter collectively referred to as the "Assignments").

(c)           TCP hereby agrees to deliver to the Collateral Agent the original of the Note to be held under this terms of this Agreement.  By its execution of this Agreement, the TCP does hereby acknowledge and agree that notwithstanding anything to the contrary, express or implied, contained in this Agreement or in the Note:

(i)           Nothing contained in the Note or any other agreement or instrument shall be deemed or construed to constitute a guaranty or undertaking by CHTL or any officer, director, shareholder, employee, agent or consultant of CHTL, or any other person, of any of the obligations of CHTL under the Note or this Agreement; it being understood and agreed by that, absent the receipt by CHTL of funds from the issuance and sale of its securities or the exercise of outstanding CHTL warrants on or prior to the Maturity Date of the Note, CHTL will not have any funds or financial resources to pay all or any portion of its obligations under the Note on the Maturity Date or otherwise;

(ii)           CHTL hereby acknowledges and agrees that the sole source for payment of the outstanding principal amount of the Note shall be the proceeds from the issuance and sale of securities of ASSAC or the foreclosure and transfer to CHTL of the Pledged Collateral under this Agreement. Accordingly, and notwithstanding anything to the contrary, express or implied, contained in the Note or in this Agreement:

(i)           absent only acts or omissions of CHTL constituting actual fraud against TCP, neither CHTL nor any officer, director, shareholder, employee, agent or consultant of CHTL, or any other person shall have any personal liability or obligation to TCP pursuant to the Note or this Agreement; and

           (ii)           except for such Pledged Collateral, none of the assets or properties of CHTL, or any officer, director, shareholder, employee, agent or consultant of CHTL, or any other person (including without limitation any portion of the ordinary shares of CHTL owned by its existing shareholders or their transferees) shall be subject to any claims, attachments, liens, security interests or rights in favor of CHTL to secure payment of the Note.

2.           Security for Secured Obligations.  The Pledged Collateral secures the prompt and complete payment, performance and observance of the Note (including, without limitation, all obligations and liabilities of CHTL thereunder).

3.           Delivery of Pledged Securities.

(a)           On each occasion that the outstanding principal amount of this Note is prepaid in part and reduced or paid in full, in accordance with the provisions of Section 5(b) of the Note, a corresponding amount of the Pledged Securities (13 shares of Chinacomm Cayman held under this Pledge Agreement for each $1.00 of principal reduction on the Note) shall be released by the Collateral Agent from this Pledge Agreement and delivered to the CHTL, free and clear of all liens, claims and encumbrances created by such Pledge Agreement.  The Collateral Agent shall deliver such of the Pledged Securities to be released from this Pledge Agreement to CHTL, within not later than five (5) Business Days following receipt of confirmation, in a form and manner reasonably satisfactory to the Collateral Agent, that a full or partial prepayment of the Note has been made by or on behalf of CHTL.  Delivery of Pledged Collateral released from this Pledge Agreement shall be made by the Collateral Agent to the CHTL.

(b)           In the event and to the extent that the Note shall not have been paid in full by the March 9, 2010 Maturity Date of the Note (unless such Maturity Date shall be extended in writing by the Payee), the amount of the Pledged Securities then being held under the terms of the Pledge Agreement which are not then subject to release and delivery to CHTL pursuant to Section 3(a) above), shall be returned by the Collateral Agent to TCP and, simultaneous with such return, the Note shall cancelled and shall be returned by the Collateral Agent to CHTL.  The Collateral Agent shall redeliver such of the Pledged Collateral to be delivered to TCP and TCP shall deliver the Note to CHTL, in each case, within not later than five (5) Business Days following the Maturity Date of the Note or the occurrence and continuation of an earlier “Event of Default” under the Note and following receipt of confirmation, in a form and manner reasonably satisfactory to the Collateral Agent, that the entire Note has not been paid in full

4.           Pledged Collateral Adjustments. If during the term of this Agreement:

(a)           any non-cash dividend or distribution, reclassification, readjustment or other change is declared or made in the capital structure of Chinacomm Cayman, or any option, warrant or similar instrument included within the Pledged Collateral is exercised, or both, or

(b)           any subscription, warrants, options shall be issued in connection with the Pledged Collateral, then CHTL shall (i) promptly deliver new, substituted and additional shares, warrants, options, or other equity securities, issued by reason of any of the foregoing, and all certificates and other instruments evidencing the same to TCP to be held under the terms of this Agreement and shall constitute Pledged Collateral hereunder, and (ii) promptly deliver to TCP or the Collateral Agent  such additional Pledged Collateral.

5.           Remedies; Transfer of Pledged Collateral and Cancellation of Note.

(a)           In the event and to the extent any portion of the Note shall not have been paid in cash on the March 9, 2010 Maturity Date of such Note, as its sole and exclusive remedy under this Agreement and the Note, TCP shall, upon not less than five (5) days prior written notice to CHTL and the Collateral Agent, cause the Collateral Agent to transfer back to TCP or its designee such portion of the Pledged Collateral referred above to in Section 3(b) of this Agreement.

(b)           At the time the Collateral Agent transfers the Pledged Collateral back to TCP as contemplated by Section 5(a) above, such Collateral Agent shall also deliver to CHTL the Note held under this Agreement, marked, “cancelled.”

6.           Representations and Warranties. CHTL hereby represents and warrants as of the date hereof to TCP as follows:

(a)           CHTL is the legal and beneficial owner of the Pledged Collateral owned by CHTL, free and clear of any lien, except for the lien created by this Agreement;

(b)           The Pledged Securities have been duly authorized and are exercisable in accordance with their terms and duly authorized, validly issued, fully paid and non-assessable; and

(c)           CHTL has full power and authority to enter into this Agreement, assign, deposit, pledge and grant a lien on or otherwise transfer all of its rights in the Pledged Collateral free and clear of any liens and, upon exercise of the Pledged Securities;

7.            Voting Rights.

(a)           During the term of this Agreement, and except as otherwise provided in Section 7(b) below, CHTL shall have the right to vote, on all questions presented to the holders of capital stock of Chinacomm Cayman.  In such event, the Collateral Agent will deliver all necessary documents to allow CHTL to take such action upon CHTL's request.

(b)           After the occurrence and during the continuance of an Event of Default, TCP may, at TCP's option, exercise all voting and other consensual rights and powers pertaining to the Pledged Collateral (to the extent it may vote).  CHTL hereby agrees to execute all proxies or other instruments, documents or agreements deemed reasonably necessary by TCP to evidence the right to vote the Pledged Collateral as provided hereunder, and CHTL agrees that it shall not be entitled to rescind, revoke or otherwise modify TCP's vote executed in accordance with this Section 7. Any and all proxies executed by CHTL pursuant to this Section 7 shall be deemed for all purposes to be a proxy coupled with an interest and shall be irrevocable until the payment in full, in cash, of all amounts due under the Note (the "Obligations").

8.           Dividends and Other Distributions.  The Collateral Agent shall be entitled to receive any and all stock dividends and other distributions paid in respect of the Pledged Collateral which dividends and/or distributions shall be deemed to be held in escrow if received by TCP and shall become part of the Pledged Collateral upon receipt thereof.

9.           Transfers and Other Liens. CHTL agrees that until all of the Obligations are paid in full, it will not (i) sell or otherwise dispose of, or grant any option or other rights with respect to, any of the Pledged Collateral without the prior written consent of TCP, or (ii) create or permit to exist any lien upon or with respect to any of the Pledged Collateral, except for the lien created by this Agreement.

10.            Termination.  This Agreement shall remain in full force and effect until the earliest to occur of (i) the payment of the Note in full, or (ii) the transfer of the Pledged Collateral and the Note contemplated by Section 5 of this Agreement. Upon the termination of this Agreement as provided above, this Agreement shall automatically terminate and all liens and security interests created hereunder shall terminate and be released.  Upon confirmation of payment in full of the Note, if any UCC-1 Financing Statements were previously filed, the Collateral Agent shall file any UCC-3 Termination Statements releasing the lien and security interest created by the Assignments.

11.            Agreements with and Duties of the Collateral Agent.

(a)           The Collateral Agent shall be under no duty to give the Pledged Collateral held by it hereunder any greater degree of care than it gives its own similar property.

(b)           If the Collateral Agent is permitted or required to deliver any of the Pledged Collateral or pay money back to either CHTL or TCP, such payment shall be made by check or by wire transfer, at the Collateral Agent's sole discretion, unless the Collateral Agent shall have received written notice from such Business Party or Business Parties of a new and/or different postal address or unless this Agreement shall have provided otherwise.  If payment is made by check or Pledged Collateral is to be delivered, the same shall be mailed to the address specified by the Business Party(s) in this Agreement (or to a new or different address subsequently specified to Collateral Agent by writing from such Business Party(s)).

(c)           Whenever authorization shall be provided by the terms of this Agreement for the payment or delivery of Pledged Collateral by the Collateral Agent to one or more Business Parties and there is no express requirement hereunder for written instructions from the applicable Business Party(s) before such delivery is made, the Collateral Agent shall notify all Business Parties and, in its sole discretion, may defer payment or defer return or delivery of Pledged Collateral until such written requirement or consent is received from all of the Business Parties (or, depending on the Collateral Agent’s requirements, from less than all of them).  Where Collateral Agent determines to so defer payment or delivery, the Collateral Agent shall give written notice to the Business Parties of such determination.

(e)           It is expressly understood and agreed that under no circumstances shall the Collateral Agent be required to pay or have paid to any Business Party(s) any sum not representing proceeds from the sale of any Pledged Collateral that may be delivered to the Collateral Agent.

(f)           It is intended that the duties and responsibilities of the Collateral Agent shall be limited to ministerial duties and responsibilities to the maximum extent permitted by law.  In keeping with that intent, it is agreed that the receipt by Collateral Agent of Exhibit B, or an alternative written instrument containing the substantive information or content that is in Exhibit B (whether or not also including other information and content not inconsistent with the request and approval of delivery or disbursement action proposed to be taken by the Collateral Agent) shall, in the absence of actual knowledge by the Collateral Agent of falsehood, fraud or other intentional or gross misconduct on the part of any of the Business Parties that would render the proposed action under the written instrument to be inappropriate, be full and sufficient justification and authorization for the proposed payment or disbursement action by the Collateral Agent.  Notwithstanding anything to the contrary, express or implied, contained in this Agreement, if the Collateral Agent shall receive written instructions from TCP in accordance with Alternative Instructions 2 of Exhibit B (or words of similar import), the Collateral Agent shall: (i) furnish a copy of such instructions to CHTL at the address designated on Exhibit B (or any alternative address requested by CHTL in writing), and (ii) take no action with respect to such written request until a date which shall be not less than (A) five (5) days following the March 9, 2010 Maturity Date of the Note, or (B) twenty (20) days following receipt of such written instructions from TCP that CHTL has committed any Event of Default under the Note, other than the failure to make payment of the Note on the Maturity Date.

(g)           The ministerial reliance by Collateral Agent on the written instrument referred to in Section 11(f) shall be full and sufficient justification and authorization, as stated in such Section, notwithstanding a determination that Collateral Agent had certain specified discretionary inquiry powers and opportunities that Collateral Agent did not pursue or that, absent the provisions of Section 11(f) above, Collateral Agent had (or might have had) fiduciary responsibilities to investigate before making any such payment or disbursement and did not do so.

(h)           The Collateral Agent shall have no duty or responsibility to enforce collection of any check delivered to it and subsequently dishonored, nor shall Collateral Agent have any duty or responsibility to give notice to any Business Party of such attempted payment and the subsequent dishonor thereof.

(i)           The Collateral Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature (including copies of signature pages), instrument or other document (in each case, whether a copy, facsimile or original) which is given to the Collateral Agent pursuant to this Agreement, without the Collateral Agent being obligated to undertake any action or investigation to verify the truth or accuracy thereof -- unless the Collateral Agent has actual knowledge that the document or other document, instruction, certificate or signature is not accurate, truthful, authorized or genuine.  For purposes of this Section 11(i), “Actual knowledge, or any other instance where “knowledge” would be required (and, therefore, “actual knowledge” would be required as a standard of “knowledge”)  shall consist of actual and conscious apprehension and understanding, presently in the mind or consciousness of the person acting for Collateral Agent (as opposed to knowledge previously known but not currently remembered or consciously being thought about) and shall be limited to such “actual knowledge” by an attorney in Collateral Agent’s firm who is currently actively engaged in the management of the Collateral Agent and who is made aware of the document, etc. that is the subject of this Section 11(i).  For purposes of this Agreement “knowledge” (being required to be “actual knowledge”) shall not included knowledge of any other attorney or person in Hodgson Russ who is not directly involved in making decisions regarding, or managing, the Hodgson Russ activities as Collateral Agent.  Knowledge by others within Hodgson Russ shall not be imputed to the persons described above for purposes of determining whether “knowledge” or “actual knowledge” existed.   Persons (lawyers) at Collateral Agent as to whom “actual knowledge” is relevant under this Section 11(i) currently includes ____________________________.

(j)          The Collateral Agent may consult with and act relative hereto upon advice of counsel of its own selection in reference to any matter connected herewith, and shall not be liable to any of the parties hereto, or their respective legal representatives, heirs, successors and assigns, for any action taken in good faith on the advice of counsel or for any mistake of fact or error of judgment, or for any acts or omissions of any kind taken or made in good faith unless caused by its willful misconduct or gross negligence.

(k)           The Collateral Agent shall not be responsible for, or have any duty to inquire into, or be required to enforce any of the terms and provisions of any document or agreement other than this Agreement.

(l)           Without limiting the foregoing, the Collateral Agent shall not be responsible for, or have any duty to inquire into, monitor or enforce obligations between any of the Business Parties as to (i) whether there was support or justification for any such Business Party to act in accordance with written instructions of such Business Party or any other Business Party in attached Exhibit B or any written alternative acceptable to Collateral Agent that included (with anything else) the material or content of Exhibit B, or (ii) whether any Business Party properly uses and applies funds received by it, whether from the Collateral Agent or third parties, in accordance with the provisions of this Agreement or other applicable documents.  Notwithstanding anything to the contrary, express or implied, contained in this Agreement, if the Collateral Agent shall receive written instructions from TCP in accordance with Alternative Instructions 2 of Exhibit B (or words of similar import), the Collateral Agent shall: (i) furnish a copy of such instructions to CHTL at the address designated on Exhibit B (or any alternative address requested by CHTL in writing), and (ii) take no action with respect to such written request until a date which shall be not less than twenty (20) days following receipt of such written instructions from TCP.

(m)           This Agreement sets forth exclusively the duties of the Collateral Agent with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this Agreement against the Collateral Agent.

(n)           If the Collateral Agent shall be uncertain as to its duties or rights hereunder or if it receives instructions with respect to the Pledged Collateral or any funds that may be derived from the sale or transfer of any Pledged Collateral, which, in the Collateral Agent’s sole discretion, it determines to be in actual or potential conflict with this Agreement or other instructions that it has received, the Collateral Agent shall be excused from taking action that it might otherwise be required to take, and its sole obligation shall be to keep safely all property held in escrow until the uncertainty is resolved.  Such uncertainty can be resolved by written and signed agreement among all affected Business Parties or by order or judgment of a court of competent jurisdiction, naming the involved Business Parties as participants in the action or proceeding brought to obtain judicial determination of the involved uncertain duties and obligations.

(o)           Alternatively, the Collateral Agent may, in its discretion, seek judicial determination of any dispute or uncertainty and/or deposit all of the Pledged Collateral and any funds that may be derived from the sale or transfer of any Pledged Collateral, in Court pursuant to proceedings under California law.

(p)           The Collateral Agent makes no representation as to the validity, value, genuineness or collectability of any portion or all of the Pledged Collateral held by or delivered to it.

(q)           In the event that:

(i)           the Collateral Agent shall receive any conflicting or inconsistent notices or instructions from any one or more of the Business Parties, or

(ii)         there shall be any disagreement between or among any of the Business Parties, resulting in adverse claims or demands being made in connection with the subject matter of this Agreement, or

(iii)        there shall be any disagreement between or among any of the Business Parties and any other person, resulting in adverse claims or demands being made in connection with the subject matter of this Agreement, or

(iv)           the Collateral Agent, in good faith, shall be in doubt as to what action it should take hereunder,

then, and in any such event, Collateral Agent may, at its option, refuse to comply with any notices, instructions, claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Collateral Agent shall not become liable in any way or to any person for its failure or refusal to act.  The Collateral Agent shall be entitled to continue so to refrain from acting until (A) the rights of all Business Parties or other third person(s) shall have been fully and finally adjudicated by a court of competent jurisdiction or (B) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and the Collateral Agent shall have been notified thereof in writing signed by all such persons.  The Collateral Agent shall have the option, after thirty (30) days’ notice to the Business Parties of its intention to do so, to file an action in interpleader requiring the parties to answer and litigate any claims and rights among themselves.

The rights of the Collateral Agent under this Section 11(q) are cumulative of all other rights which it may have by law or otherwise.

(r)           The Collateral Agent does not have and will not have any interest in the Pledged Collateral or any funds that may be derived from the sale or transfer of any Pledged Collateral, but is serving only as escrow holder and has only possession thereof.

(s)           The Collateral Agent’s duties and responsibilities shall be determined only with reference to this Agreement.  The Collateral Agent is not charged with any duties or responsibilities in connection with any other document or agreement.

(t)           The Collateral Agent may execute any of its powers or responsibilities hereunder either directly or by or through its agents or attorneys and the Collateral Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(u)           Each of Business Parties do hereby release the Collateral Agent from any act done or omitted to be done by the Collateral Agent in good faith in the performance of its duties hereunder, and each of Business Parties do hereby jointly and severally agree to fully indemnify the Collateral Agent and its directors, officers, employees and agents (the “Collateral Agent Indemnified Parties”) for, and to hold each of them harmless from and against, any loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by the Collateral Agent Indemnified Parties, arising out of or in connection with the Collateral Agent entering into this Agreement and carrying out its duties hereunder, including the reasonable costs and expenses of defending itself from any claim or liability; provided, however, that the Collateral Agent Indemnified Parties shall not be entitled to indemnification hereunder for losses, liabilities and expenses caused by the willful misconduct, fraud or gross negligence of any of the Collateral Agent Indemnified Parties.  The agreements contained in this Section 11(u) shall survive despite any termination of this Agreement or the resignation or removal of the Collateral Agent.

(v)           The Collateral Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Collateral Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

(w)           Anything in this Agreement to the contrary notwithstanding, in no event shall the Collateral Agent be liable for consequential loss or damage of any kind whatsoever (including but not limited to lost profits), regardless of the form of action.

(x)           The Collateral Agent may resign at any time or be removed by the written mutual consent of the Business Parties.  No resignation or removal of the Collateral Agent and no appointment of a successor Collateral Agent, however, shall be effective until the acceptance or removal of the Collateral Agent in the manner herein provided.  In the event of the resignation or removal of the Collateral Agent, the Business Parties shall in good faith agree upon a successor Collateral Agent.  If the Business Parties are unable to agree upon a successor Collateral Agent within fourteen (14) days after receipt of a notice of resignation or removal is given, the Collateral Agent may deposit the Pledged Collateral and any funds delivered to the Collateral Agent from the sale or transfer of any Pledged Collateral with a court of competent jurisdiction and may petition, at the sole expense of the Business Parties, a court of competent jurisdiction for the appointment of a successor Collateral Agent.  Any successor Collateral Agent shall execute and deliver to the predecessor Collateral Agent and the Business Parties an instrument accepting such appointment and the transfer of the Pledged Collateral and any funds delivered to the Collateral Agent from the sale or transfer of any Pledged Collateral and agreeing to the terms of this Agreement, and thereupon such successor Collateral Agent shall, without further act, become vested with all the estates, properties, rights, powers and duties of the predecessor Collateral Agent as if originally named herein.

(y)           Any law firm with which the Collateral Agent may merge or consolidate shall be the successor Collateral Agent without further act.

(z)           At any time CHTL can request the Collateral Agent to resign, the Collateral Agent agrees to resign and another Collateral Agent acceptable to both TCP and CHTL shall be appointed as Collateral Agent.

12.            Definitions.  The singular shall include the plural and vice versa and any gender shall include any other gender as the context may require.

13.            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of CHTL, TCP and their respective successors and assigns. CHTL's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for CHTL.

13.           GOVERNING LAW. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY STATE OTHER THAN THE STATE OF CALIFORNIA.

14.           Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

15.           Further Assurances. CHTL agrees that it will cooperate with TCP and the Collateral Agent and will execute and deliver, or cause to be executed and delivered, all such other assignments separate from certificate, proxies, instruments and documents, and will take all such other actions, including, without limitation, the execution and filing of financing statements, as TCP or the Collateral Agent may reasonably request from time to time m order to carry out the provisions and purposes of this Agreement.

16.           Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communications shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given (and deemed to have been given) to the address on record with the sending party and otherwise in accordance with and subject to the terms of the Note.

17.           Amendments, Waivers and Consents. No amendment to, modification or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by CHTL and TCP, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

18.           Section Headings. The section headings in this Agreement are inserted for convenience of reference and shall not be considered a part of this Agreement or used in its interpretation.

19.           Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement. Any such counterpart which may be delivered by facsimile transmission shall be deemed the equivalent of an originally signed counterpart and shall be fully admissible in any enforcement proceedings regarding this Agreement.

20.           Merger. This Agreement represents the final agreement of TCP and CHTL with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between TCP and CHTL.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have each caused this Pledge Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

PLEDGOR:

CHINA TEL GROUP, INC.

By:_______________________________
      George Alvarez, Chief Executive Officer

PLEDGEE:

TRUSSNET CAPITAL PARTNERS (HK) LTD.

By: ___________________________________
Name: ________________________________
Title: _________________________________

COLLATERAL AGENT:

____________________________________

By:__________________________________
Name: ________________________________
Title: _________________________________

EXHIBIT A

FORM OF ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned, ________________________, does hereby sell,assign and transfer unto, warrants to purchase ordinary shares of ____________________________ (the “Pledged Securities”), standing in the name of the undersigned on the books of said corporation and does hereby irrevocably constitute and appoint ____________________________________, as Agent, as the undersigned's true and lawful attorney, for it and in its name and stead, to sell, assign and transfer all or any of the Shares, and for that purpose to make and execute all necessary acts of assignment and transfer thereof; and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or substitute or substitutes shall lawfully do by virtue hereof.

Dated: ________________________
[_________________________, a________________, ____________]

Its:      ___________________________________________

By:      _______________________________________

Name:

EXHIBIT B

LETTER OF INSTRUCTION

_______________________________________
Address
Attn:  ____________________________

Re:           Pledge Agreement, dated March 9, 2009 among Trussnet Capital Partners (HK) Ltd (“TCP”), China Tel Group, Inc. (“CHTL”), and _______________________________ (“Collateral Agent”).

Gentlemen:

Reference is made to the above captioned Pledge Agreement.  Unless otherwise defined herein, all capitalized terms shall have the same meaning as is defined in the Pledge Agreement.

Alternative Instructions 1

You are hereby instructed to release the following items of the Pledged Collateral of TCP in your possession to CHTL.

_________ shares of Common Stock  of Chinacomm Cayman.

Very truly yours,

China Tel Group, Inc.	Trussnet Capital Partners (HK) Ltd

By:__________________________________
     By:_____________________________________
      ______________, Authorized Signatory                                                                                                _______________, Authorized Signatory

Alternative Instructions 2

Please be advised that an Event of Default under the Note has occurred and is continuing, as a result of which you are hereby instructed to release all of the Pledged Collateral in your possession to Trussnet Capital Partners (HK) Ltd.

Very truly yours,

Trussnet Capital Partners (HK) Ltd

By:__________________________________
_____________, Authorized Signatory

cc:           George Alvarez
CHINA TEP GROUP, INC.

EXHIBIT C

Names, Emails and signature(s) for:

Person(s) Designated to give Instructions to the Collateral Agent

If from TCP:

Name	Email	Signature
__________________	____________________	___________________________

If from CHTL

Name	Email	Signatures
George Alvarez or ________________	____________________	__________________________ ___________________________

All instructions must include the signature of the person(s) authorizing said instructions.